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                                                                 EXHIBIT 23.2
July 15, 1997
                                                   CUSHMAN & WAKEFIELD CONSENT

GS Mortgage Securities Corporation II
c/o Goldman, Sachs & Co.
85 Broad Street
New York, N.Y.  10004
Attn:  J. Theodore Borter

         We consent to the inclusion in any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) in the Prospectus Supplement relating to the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1997-GL 1, of our complete appraisal (or an agreed-upon summary for CAP and AAPT) with respect to the properties listed below, and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.

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
Century Plaza Towers:              December 6, 1996             Montehiedra Town Center            March 7, 1997

    Cadillac Fairview                                               Whitehall Pool

Dover Commons:                     April 17, 1996               1511-1515 Third Avenue:            August 1, 1996
Dover Mall:                        April 17, 1996               Bennett Park:                      July 26, 1996
Esplanade:                         April 25, 1996               City Center:                       July 31, 1996
Galleria at White Plains:          May 14, 1996                 Downtown Plaza:                    August 1, 1996
Golden East Crossing Mall:         June 1, 1996                 Hookston Square:                   July 24, 1996
North DeKalb Mall:                 April 18, 1996               North Ranch Plaza:                 July 27, 1996
Northpark Mall:                    June 1, 1996                 One Montvale Avenue:               July 25, 1996
Shannon Southpark Mall             April 18, 1996               One Northwest Center:              July 25, 1996
                                                                San Valente Building:              July 26, 1996
                                                                Stevens Creek:                     July 26, 1996
Cadillac Fairview (Update)         November 20, 1996            Sun Buildings:                     July 26, 1996

CAP Pool:                                                       AAPT Pool

Arboretum VI and VII               July 1, 1997                 1760 Market Street:                July 1, 1997
Campus Point:                      July 1, 1997                 50 and 52 Swedesford Square:       July 1, 1997
Commerce Center:                   July 1, 1997                 East Gate Corporate Center:        July 1, 1997
Dabney Area Properties:            July 1, 1997                 EM- Venture (Keystone Industrial
                                                                Park):                             July 1, 1997
Greenwood Corporate Center:        July 1, 1997                 Iron Run Properties:               July 1, 1997
Lakebrooke Pointe:                 July 1, 1997                 Main Street Center:                July 1, 1997
Oakwood Center:                    July 1, 1997                 Maschellmac I-IV:                  July 1, 1997
Plaza 1900:                        July 1, 1997                 Westpark Corporate Center:         July 1, 1997
                                                                Masons Mill                        July 1, 1997

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Sincerely,

Cushman & Wakefield, Inc.

By:          /s/ Mathew Mondanile
     --------------------------------
Title:       Senior Director
     --------------------------------



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